    As filed with the Securities and Exchange Commission on November 9, 1999
                                                 Registration No. 333-__________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 MAGNETEK, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                   ----------

            DELAWARE                                       95-3917584
(State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                        Identification No.)

                                   ----------

                              26 Century Boulevard
                           Nashville, Tennessee 37214
                                 (615) 316-5100
               (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                   ----------

                   2000 EMPLOYEE STOCK PLAN OF MAGNETEK, INC.
                            (Full title of the plan)

                                   ----------

                              Samuel A. Miley, Esq.
                  Vice President, General Counsel and Secretary
                                 MAGNETEK, INC.
                              26 Century Boulevard
                           Nashville, Tennessee 37214
                                 (615) 316-5100
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
  Title of Securities      Amount to       Proposed Maximum       Proposed Maximum      Amount of
    to be Registered     be Registered    Offering Price per          Aggregate        Registration
                                               Share(1)           Offering Price(1)        Fee
----------------------------------------------------------------------------------------------------
      Common Stock      1,500,000(2)(3)    $7.4375 per share         $11,156,250         $3,102
====================================================================================================

(1) Calculated pursuant to Rule 457(h)(1) and Rule 457(c) based on the average of the high and low prices of the Common Stock of the Company on the New York Stock Exchange on November 2, 1999.

(2) Pursuant to Rule 416(a), this Registration Statement also registers such number of additional securities that may be offered pursuant to the terms of the 2000 Employee Stock Plan of MagneTek, Inc. which provides for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(3) Includes 1,500,000 Preferred Stock Purchase Rights, one of which attaches to each share of Common Stock issued during the term of, and pursuant to, the Rights Agreement dated as of March 4, 1997 by and between MagneTek, Inc. and the Bank of New York, as Rights Agent.


================================================================================

                                EXPLANATORY NOTE

         This Registration Statement is being filed by MagneTek, Inc. ("MagneTek" or the "Company") in order to register 1,500,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), including 1,500,000 Preferred Stock Purchase Rights, one of which attaches to each share of Common Stock issued during the term of, and pursuant to, the Rights Agreement dated as of March 4, 1997 by and between MagneTek, Inc. and the Bank of New York, as Rights Agent, which have been reserved for issuance under the 2000 Employee Stock Plan of MagneTek, Inc. (the "Plan"). Any additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock of MagneTek, including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalizations, are also being registered.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by MagneTek, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") are by this reference incorporated in and made a part of this Registration Statement:

         (1) The Company's latest annual report or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

         (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's latest annual report or prospectus referred to in (1) above; and

         (3) The description of the Common Stock contained in the Company's Registration Statements on Form 8-A filed April 21, 1989 and March 14, 1997, together with any amendment or report filed with the SEC for the purpose of updating such description.

         In addition, all reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock has been passed upon for the Company by Samuel A. Miley, its Vice President, General Counsel and Secretary. Mr. Miley owns 14,467 shares of Common Stock and options to purchase 78,824 shares of Common Stock, excluding shares of Common Stock, if any, held by the MagneTek FlexCare Plus Retirement Savings Plan or the MagneTek Deferral Investment Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, including grossly negligent business judgments made in good faith, except for liability (i) for breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the Delaware General Corporation Law and Article III, Section 13 of the Company's Bylaws, under certain circumstances, provide for the indemnification of the Company's officers, directors, employees, and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article III, Section 13 of the Company's Bylaws (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 1995), which is incorporated by reference herein).

         In general, any officer, director, employee or agent may be indemnified against expenses including attorneys' fees, fines, settlements or judgments which were actually and reasonably incurred in connection with a legal proceeding, other than one brought by or on the behalf of the Company, to which he was a party as a result of such relationship, if he acted in good faith, and in a manner he believed to be in the Company's best interest and not unlawful. If the action is brought by or on behalf of the Company, the person to be indemnified must have acted in good faith, in a manner he believed to have been in the Company's best interest and must have been adjudged liable for negligence or misconduct.

         Indemnification shall be granted by the Company if the Board of Directors or the stockholders of the Company determine in good faith, or independent legal counsel for the Company opines in writing, that the standards for indemnification have been met. A successful defense is deemed conclusive evidence of a person's right to be indemnified against expenses.

         The Company may advance funds to pay the expenses of any person involved in such action provided that the Company receives an undertaking that the person will repay the advanced funds if it is ultimately determined that he is not entitled to indemnification.

         Indemnification may also be granted pursuant to provisions of Bylaws which may be adopted in the future, pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or disinterested directors. The statutory provisions cited above and the referenced portion of the Bylaws also grant the power to the Company to purchase and maintain insurance which protects its officers, directors, employees and agents against any liabilities incurred in connection with their services in such a position. Such an insurance policy has been obtained by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibit Index appears on page II-7.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, as of the 5th day of November, 1999.

                                         MAGNETEK, INC.

                                         By:       /s/ Andrew G. Galef
                                             -----------------------------------
                                                      Andrew G. Galef
                                             Chairman of the Board of Directors,
                                                President and Chief Executive
                                                          Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Andrew G. Galef and Samuel A. Miley his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated below.

                Signature                                   Title                        Date
           /s/ Andrew G. Galef             Chairman of the Board, President and     November 5, 1999
-----------------------------------------     Chief Executive Officer (Principal
             Andrew G. Galef                  Executive Officer)


           /s/ Thomas G. Boren             Director                                 November 5, 1999
-----------------------------------------
             Thomas G. Boren


           /s/ Dewain K. Cross             Director                                 November 5, 1999
-----------------------------------------
             Dewain K. Cross

                Signature                                   Title                        Date
           /s/ Paul J. Kofmehl             Director                                 November 5, 1999
-----------------------------------------
             Paul J. Kofmehl


        /s/ Frederick D. Lawrence          Director                                 November 5, 1999
-----------------------------------------
          Frederick D. Lawrence


          /s/ Robert E. Wycoff             Director                                 November 5, 1999
-----------------------------------------
            Robert E. Wycoff


          /s/ David P. Reiland             Senior Vice President and Chief          November 5, 1999
-----------------------------------------     Financial Officer (Principal
            David P. Reiland                  Financial Officer)


           /s/ Thomas R. Kmak              Vice President and Controller            November 5, 1999
-----------------------------------------     (Principal Accounting Officer)
             Thomas R. Kmak

                                  EXHIBIT INDEX

     Exhibit No.      Description
     -----------      -----------

          5       Opinion of Samuel A. Miley, Esq.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of Samuel A. Miley, Esq. (included in Exhibit 5).

         24       Power of Attorney (included on Signature Pages).